Exhibit 99.1

SEACOR MARINE HOLDINGS INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

On September 29, 2025, SEACOR Marine Holdings Inc. (the “Company”), through two wholly-owned subsidiaries, Falcon Global Jill LLC and Falcon Global Robert LLC, respectively, completed the previously announced sale (the “Liftboat Sales”) of the U.S. flag liftboat L/B Jill and the U.S. flag liftboat L/B Robert. Aggregate gross proceeds from the Liftboat Sales were $76.0 million. This disposition is considered a significant disposition for purposes of Item 2.01 of Form 8-K. In addition, concurrently with the closing of the Liftboat Sales, the Company sold to the same counterparty certain uninstalled vessel equipment for an aggregate purchase price of approximately $1.0 million (the “Equipment Sale” and, together with the Liftboat Sales, the “Transaction”).

Pro Forma Financial Information

The following unaudited pro forma financial statements are derived from the Company’s historical financial statements. The pro forma adjustments give effect to the Transaction as described in the notes to the unaudited pro forma financial statements. The unaudited pro forma balance sheet as of June 30, 2025, gives effect to the Transaction as if it had occurred on June 30, 2025. The unaudited pro forma statements of income (loss) for the six months ended June 30, 2025 and for the fiscal year ended December 31, 2024 give effect to the Transaction as if it had occurred on January 1, 2024.

The unaudited pro forma financial information is subject to the assumptions and adjustments described in the accompanying notes. The assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma financial information and accompanying notes should be read in connection with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2024, and its Quarterly Report on Form 10-Q for the period ended June 30, 2025.

The unaudited pro forma financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial condition that would have occurred had the Transaction been completed as of the dates presented, nor is it intended to purport to project future results of operations or financial condition.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2025

(in thousands, unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$51,555	$76,995	(a)	$128,550
Trade and other receivables, net of allowance for credit loss of $4,125 in 2025	73,726	—		73,726
Other current assets	7,762	—		7,762
Total current assets	133,043	76,995		210,038
Property and Equipment:
Historical cost	887,408	(88,098)	(b)	799,310
Accumulated depreciation	(377,265)	43,852	(b)	(333,413)
	510,143	(44,246)		465,897
Construction in progress	31,772	(1,426)	(b)	30,346
Net property and equipment	541,915	(45,672)		496,243
Other assets	5,072	—		5,072
Total assets	$680,030	$31,323		$711,353
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	30,000	—		30,000
Other current liabilities	51,473	860	(b)	52,333
Total current liabilities	81,473	860		82,333
Long-term debt	310,980	—		310,980
Deferred income taxes	18,330	6,397	(c)	24,727
Deferred gains and other liabilities	1,451	—		1,451
Total liabilities	412,234	7,257		419,491
Equity:
SEACOR Marine Holdings Inc. stockholders' equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 28,066,298 and 28,466,326 shares issued in 2025 and 2024, respectively	281	—		281
Additional paid-in capital	468,669	—		468,669
Accumulated deficit	(202,816)	24,066	(d)	(178,750)
Shares held in treasury of 1,090,039 and 796,965 in 2025 and 2024, respectively, at cost	(9,639)	—		(9,639)
Accumulated other comprehensive income, net of tax	10,980	—		10,980
	267,475	24,066		291,541
Noncontrolling interests in subsidiaries	321	—		321
Total equity	267,796	24,066		291,862
Total liabilities and equity	$680,030	$31,323		$711,353

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

June 30, 2025

(in thousands, except share data, unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Operating Revenues	$116,309	$(12,964)	(e)	$103,345
Costs and Expenses:
Operating	91,421	(9,500)	(e)	81,921
Administrative and general	23,484	(1)	(e)	23,483
Lease expense	662	—		662
Depreciation and amortization	24,900	(2,788)	(e)	22,112
	140,467	(12,289)		128,178
Gains on Asset Dispositions and Impairments, Net	24,972	—		24,972
Operating Income	814	(675)		139
Other Income (Expense):
Interest expense	(18,430)	—		(18,430)
Other, net	(2,295)	(6)	(e)	(2,301)
	(20,725)	(6)		(20,731)
Loss Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	(19,911)	(681)		(20,592)
Income Tax Expense	3,412	(156)	(f)	3,256
Loss Before Equity in Earnings of 50% or Less Owned Companies	(23,323)	(525)		(23,848)
Equity in Earnings of 50% or Less Owned Companies	1,107	—		1,107
Net Loss	$(22,216)	$(525)		$(22,741)

Net Loss Per Share:
Basic	$(0.83)			$(0.85)
Diluted	(0.83)			(0.85)
Weighted Average Common Shares and Warrants Outstanding:
Basic	26,791,291			26,791,291
Diluted	26,791,291			26,791,291

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

December 31, 2024

(in thousands, except share data, unaudited)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Operating Revenues	$271,361	$(28,638)	(g)	$242,723
Costs and Expenses:
Operating	197,252	(26,322)	(g)	170,930
Administrative and general	44,713	—		44,713
Lease expense	1,678	—		1,678
Depreciation and amortization	51,628	(5,577)	(g)	46,051
	295,271	(31,899)		263,372
Gains on Asset Dispositions and Impairments, Net	13,481	30,463	(h)	43,944
Operating Loss	(10,429)	33,724		23,295
Other Income (Expense):
Interest expense	(40,627)	—		(40,627)
Losses on debt extinguishment	(31,923)	—		(31,923)
Other, net	(68)	3	(g)	(65)
	(72,618)	3		(72,615)
Loss Before Tax Benefit and Equity in Earnings of 50% or Less Owned Companies	(83,047)	33,727		(49,320)
Income Tax Benefit	(2,615)	7,083	(i)	4,468
Loss Before Equity in Earnings of 50% or Less Owned Companies	(80,432)	26,644		(53,788)
Equity in Earnings of 50% or Less Owned Companies	2,308	—		2,308
Net Loss	$(78,124)	$26,644		$(51,480)

Net Loss Per Common Share:
Basic	$(2.82)			$(1.86)
Diluted	(2.82)			(1.86)

Weighted Average Common Shares and Warrants Outstanding:
Basic	27,655,289			27,655,289
Diluted	27,655,289			27,655,289

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, unaudited)

Pro Forma Consolidated Balance Sheet at June 30, 2025 Adjustments

(a) This adjustment represents the receipt of cash consideration as a result of the completion of the Transaction.

(b) These adjustments reflect the elimination of assets and liabilities attributable to the completion of the Transaction.

(c) This adjustment reflects the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

(d) This adjustment reflects the gain of $24.1 million, net of $6.4 million of taxes, arising from the completion of the Transaction as of September 29, 2025. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

Pro Forma Consolidated Statement of Income (Loss) for the six months ended June 30, 2025 Adjustments

(e) These adjustments reflect the elimination of revenues, operating costs, administrative and general expenses, and depreciation for the six months ended June 30, 2025, which are removed as a result of the completion of the Transaction.

(f) This adjustment reflects the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

Pro Forma Consolidated Statement of Income (Loss) for the year ended December 31, 2024 Adjustments

(g) These adjustments reflect the elimination of revenues, operating costs, administrative and general expenses, and depreciation for the year ended December 31, 2025, which are removed as a result of the completion of the Transaction.

(h) This adjustment reflects the gain of $30.5 million arising from the completion of the Transaction as of September 29, 2025. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

(i) This adjustment reflects the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

Management’s adjustments for any additional costs or costs savings expected as a result of the completion of the Transaction are excluded from this illustration.